BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov	Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150020164-21 Filing Date and Time 01/16/2015 8:33AM Entity Number E0024582015-07

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)
USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                                                                                  ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Global Quest Ltd.
2. Registered Agent for Service of Process: (check only one box)
☒Commercial Registered Agent: NEVADA AGENCY AND TRANSFER COMPANY
                                                       Name
 oNoncommercial Registered Agent        OR                   ☐Office or Position with Entity
       (name and address below)                                                  (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

	Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)
	Street Address	City	Nevada	Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with Par value 100000000	Par value per share $ 0.001	Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) SHIM KYOUNG HWA Name 50 West Liberty Street, Suite 880 RENO NV 89501 Street Address City State Zip Code 2) Name Street Address City State Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: ANY LEGAL PURPOSE		6. Benefit Corporation: (see instructions) ☐Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)
I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.
SHIM KYOUNG HWA                                                                              X/S/SHIM KYOUNG HWA
Name                               Incorporator Signature

50 West Liberty Street, Suite 880            RENO        NV           89501
Street Address                    City        State          Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X NEVADA AGENCY AND TRANSFER COMPANY Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	1/16/2015 Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15